EXHIBIT 5


                     [American Biltrite Inc. Letterhead]


                               August 6, 1999


 Securities and Exchange Commission
 450 Fifth Street
 Washington, D.C. 20549


                Re:  American Biltrite Inc. -
                     Registration on Form S-8

 Ladies and Gentlemen:

           I have acted as Corporate Counsel to American Biltrite Inc., a Delaware corporation (the "Company"), in connection with the offering by the Company of up to 50,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's 1999 Stock Option Plan for Non-Employee Directors (the "Plan").

           This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

           In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 with respect to the Shares as filed with the Securities and Exchange Commission (the "Commission") on August 6, 1999 under the Act (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the issuance and sale of the Shares pursuant thereto. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

           I am admitted to the bar in the Commonwealth of Massachusetts, and I do not express any opinion as to the laws of any other jurisdiction.

           Based upon and subject to the foregoing, I am of the opinion that the issuance and sale of the Shares has been duly authorized, and when (i) the Registration Statement becomes effective; and (ii) certificates representing the Shares in the form of the specimen certificate representing the Common Stock examined by me have been (A) manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (B) delivered to and paid for by the optionholder at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

           I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,

                               American Biltrite Inc.

                               /s/  Henry W. Winkleman

                               Henry W. Winkleman

                               Vice President and General Counsel